Provident Financial Services, Inc. Announces Increased Third Quarter Earnings and Declares Increased Quarterly Cash Dividend

ISELIN, NJ, October 30, 2015 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $20.6 million, or $0.33 per basic and diluted share for the three months ended September 30, 2015, compared to net income of $19.0 million, or $0.30 per basic and diluted share for the three months ended September 30, 2014. For the nine months ended September 30, 2015, the Company reported net income of $62.2 million, or $0.99 per basic and diluted share, compared to net income of $52.4 million, or $0.88 per basic and diluted share for the same period last year.
Earnings for the three and nine months ended September 30, 2015 were favorably impacted by year-over-year growth in both average loans outstanding and average non-interest bearing deposits, growth in wealth management income and further improvement in asset quality. These factors helped mitigate the impact of compression in the net interest margin.
During the nine months ended September 30, 2015, the Company incurred non-recurring items associated with the April 1, 2015 acquisition of The MDE Group and the equity interests of Acertus Capital Management, LLC (together “MDE”), and during the three and nine months ended September 30, 2014, the Company incurred non-recurring items associated with the May 30, 2014 acquisition of Team Capital Bank (“Team Capital”). The nine months ended September 30, 2014 were further impacted by a non-cash charge resulting from the recognition of a pro rata portion of unrealized losses related to lump sum distributions from the Company's frozen pension plan. Excluding these non-recurring items, core earnings(1) for the three and nine months ended September 30, 2015 were $20.6 million, or $0.33 per diluted share, and $62.5 million, or $0.99 per diluted share, respectively, compared to $21.2 million, or $0.34 per diluted share, and $56.7 million, or $0.95 per diluted share for the three and nine months ended September 30, 2014, respectively.
Christopher Martin, Chairman, President and Chief Executive Officer commented: “While the benefits of certain less predictable non-interest income items such as loan-level interest rate swap and prepayment fees that we experienced in the second quarter did not extend to the current period, other elements of our core business performed admirably in the third quarter. Average loans increased at an annualized 8.5% pace, while average non-interest bearing deposits grew 19%, annualized for the quarter. As a result, our quarterly net interest income increased despite the continued margin pressure our industry faces in this prolonged low rate environment.” Martin continued: “Asset quality also continued to improve, with non-performing loans decreasing to 0.62% of loans, and annualized net charge-offs amounting to just four basis points of average loans.”
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.17 per common share payable on November 27, 2015, to stockholders of record as of the close of business on November 13, 2015. The dividend is an increase of 6.3% from the prior quarter's regular cash dividend of $0.16 per common share.
Balance Sheet Summary
Total assets increased $335.2 million to $8.86 billion at September 30, 2015, from $8.52 billion at December 31, 2014, primarily due to a $345.4 million increase in total loans and a $24.6 million increase in intangible assets, partially offset by a $68.2 million decrease in total investments.
The Company’s loan portfolio increased $345.4 million, or 5.7%, to $6.43 billion at September 30, 2015, from $6.09 billion at December 31, 2014. Loan originations totaled $1.98 billion and loan purchases totaled $76.5 million for the nine months ended September 30, 2015. The loan portfolio had net increases of $151.5 million in multi-family mortgage loans, $81.4 million in commercial mortgage loans, $81.2 million in construction loans, $61.5 million in commercial loans and $5.5 million in residential mortgage loans, partially offset by a $35.9 million net decrease in consumer loans. Commercial real estate, commercial and construction loans represented 71.5% of the loan portfolio at September 30, 2015, compared to 69.4% at December 31, 2014.

At September 30, 2015, the Company’s unfunded loan commitments totaled $1.20 billion, including commitments of $543.5 million in commercial loans, $257.9 million in construction loans and $83.7 million in commercial mortgage loans. Unfunded loan commitments at December 31, 2014 and September 30, 2014 were $1.21 billion and $1.26 billion, respectively.
Total investments decreased $68.2 million, or 4.2%, to $1.55 billion at September 30, 2015, from $1.61 billion at December 31, 2014, largely due to principal repayments on mortgage-backed securities, maturities of municipal and agency bonds and sales of certain mortgage-backed securities, partially offset by purchases of mortgage-backed and municipal securities.
For the nine months ended September 30, 2015, intangible assets increased $24.6 million, primarily related to the acquisition of MDE, partially offset by scheduled amortization.
Total deposits increased $33.1 million during the nine months ended September 30, 2015, to $5.83 billion. Total core deposits, which consist of savings and demand deposit accounts, increased $99.7 million to $5.07 billion at September 30, 2015, while time deposits decreased $66.6 million to $759.1 million at September 30, 2015. The increase in core deposits was largely attributable to a $93.6 million increase in non-interest bearing demand deposits and a $22.1 million increase in interest bearing demand deposits. These increases were partially offset by a $12.5 million decrease and a $3.5 million decrease in savings and money market deposits, respectively. At September 30, 2015, non-interest bearing deposits totaled $1.14 billion, compared to $1.05 billion at December 31, 2014. Core deposits represented 87.0% of total deposits at September 30, 2015, compared to 85.7% at December 31, 2014.
Borrowed funds increased $250.8 million, or 16.6% during the nine months ended September 30, 2015, to $1.76 billion. Borrowed funds represented 19.9% of total assets at September 30, 2015, an increase from 17.7% at December 31, 2014.
Stockholders’ equity increased $39.9 million, or 3.5% for the nine months ended September 30, 2015, to $1.18 billion, due to net income earned for the period and an increase in unrealized gains on securities available for sale, partially offset by dividends paid to stockholders. For the nine months ended September 30, 2015, common stock repurchases made in connection with withholding to cover income taxes on stock-based compensation totaled 106,521 shares at an average cost of $18.28 per share. At September 30, 2015, 3.3 million shares remained eligible for repurchase under the current authorization. Book value per share and tangible book value per share(1) at September 30, 2015 were $18.11 and $11.55, respectively, compared with $17.63 and $11.40, respectively, at December 31, 2014.
Results of Operations
Net Interest Income and Net Interest Margin
For the three months ended September 30, 2015, net interest income decreased $422,000 to $62.5 million, from $63.0 million for the same period in 2014. The decline in net interest income for the quarter ended September 30, 2015 was primarily due to compression in the net interest margin, which outpaced the impact of growth in earning assets. Net interest income for the nine months ended September 30, 2015, increased $10.6 million, to $186.1 million, from $175.6 million for the same period in 2014. The improvement in net interest income for the nine months ended September 30, 2015 was primarily attributable to growth in average loans outstanding resulting from loans acquired from Team Capital and organic originations and increases in average non-interest bearing demand deposits, partially offset by period-over-period compression in the net interest margin.
The Company’s net interest margin decreased 4 basis points to 3.13% for the quarter ended September 30, 2015, from 3.17% for the trailing quarter. The weighted average yield on interest-earning assets decreased 5 basis points to 3.66% for the quarter ended September 30, 2015, compared with 3.71% for the quarter ended June 30, 2015. The weighted average cost of interest-bearing liabilities for the quarter ended September 30, 2015 was 0.65%, a 2 basis point decrease from the trailing quarter. The average cost of interest bearing deposits for the quarter ended September 30, 2015 was 0.31%, unchanged from the quarter ended June 30, 2015. Average non-interest bearing demand deposits totaled $1.15 billion for the quarter ended September 30, 2015, compared with $1.10 billion for the quarter ended June 30, 2015. The average cost of borrowed funds for the quarter ended September 30, 2015 was 1.61%, compared with 1.77% for the trailing quarter.

The net interest margin decreased 17 basis points to 3.13% for the quarter ended September 30, 2015, compared with 3.30% for the quarter ended September 30, 2014. The weighted average yield on interest-earning assets decreased 20 basis points to 3.66% for the quarter ended September 30, 2015, compared with 3.86% for the quarter ended September 30, 2014, while the weighted average cost of interest bearing liabilities decreased 3 basis points to 0.65% for the quarter ended September 30, 2015, compared with 0.68% for the third quarter of 2014. The average cost of interest bearing deposits for the quarter ended September 30, 2015 was 0.31%, compared with 0.34% for the same period last year. Average non-interest bearing demand deposits totaled $1.15 billion for the quarter ended September 30, 2015, compared with $1.03 billion for the quarter ended September 30, 2014. The average cost of borrowed funds for the quarter ended September 30, 2015 was 1.61%, compared with 1.87% for the same period last year.
For the nine months ended September 30, 2015, the net interest margin decreased 9 basis points to 3.18%, compared with 3.27% for the nine months ended September 30, 2014. The weighted average yield on interest earning assets declined 12 basis points to 3.72% for the nine months ended September 30, 2015, compared with 3.84% for the nine months ended September 30, 2014, while the weighted average cost of interest bearing liabilities decreased 3 basis points to 0.66% for the nine months ended September 30, 2015, compared with 0.69% for the nine months ended September 30, 2014. The average cost of interest bearing deposits for the nine months ended September 30, 2015 was 0.31%, compared with 0.34% for the same period last year. Average non-interest bearing demand deposits totaled $1.10 billion for the nine months ended September 30, 2015, compared with $0.9344 million for the nine months ended September 30, 2014. The average cost of borrowings for the nine months ended September 30, 2015 was 1.73%, compared with 1.90% for the same period last year.
Non-Interest Income
Non-interest income totaled $12.1 million for the quarter ended September 30, 2015, an increase of $801,000, or 7.1%, compared to the same period in 2014. Wealth management income increased $2.4 million, to $4.8 million for the three months ended September 30, 2015, compared to $2.4 million for the same period in 2014. The increase in wealth management income was primarily attributable to fees earned from assets under management acquired in the MDE transaction. Other income decreased $1.1 million for the three months ended September 30, 2015, compared to the same period in 2014, primarily due to an $809,000 decrease in fees associated with loan-level interest rate swap transactions, combined with a $209,000 decrease in net gains recognized on loan sales. In addition, net gains on securities transactions decreased $482,000 for the three months ended September 30, 2015, compared to the same period in 2014.
For the nine months ended September 30, 2015, non-interest income totaled $39.4 million, an increase of $9.6 million, or 32.3%, compared to the same period in 2014. Wealth management income increased $5.4 million to $12.4 million for the nine months ended September 30, 2015, largely due to $4.7 million of fees resulting from assets under management acquired in the MDE transaction, combined with $675,000 of increased fee income from the Company's existing wealth management business. Fee income increased $3.5 million to $19.5 million for the nine months ended September 30, 2015, compared with the same period in 2014, largely due to a $1.8 million increase in prepayment fees on commercial loans, an $822,000 increase in ATM and debit card revenue and a $631,000 increase in overdraft fees. Also contributing to the increase in non-interest income, other income increased $631,000 for the nine months ended September 30, 2015, compared with the same period in 2014, primarily due to a $1.5 million increase in net fees recognized on loan -level interest rate swaps, partially offset by a non-recurring $486,000 net gain recognized on the prepayment of FHLB borrowings acquired from Team Capital in the prior year period and a $261,000 decrease in net gains recognized on the sale of foreclosed real estate. Net gains on securities transactions for the nine months ended September 30, 2015 increased $403,000 compared to the same period in 2014.
Non-Interest Expense
For the three months ended September 30, 2015, non-interest expense decreased $2.2 million to $43.6 million, compared to the three months ended September 30, 2014. Data processing expense decreased $1.8 million to $3.2 million for the three months ended September 30, 2015, compared to $5.0 million for the same period in 2014, principally due to $2.1 million of non-recurring core system contract termination costs related to the Team Capital acquisition recognized in the third quarter of 2014, partially offset by increased software maintenance costs in the current quarter. Advertising and promotion expense decreased $683,000 to $598,000 for the quarter ended September 30, 2015, compared to $1.3 million for the same quarter in 2014, largely due to post-merger promotional activities within markets served by Team Capital in the third quarter of 2014. In addition, compensation and benefits expense decreased $163,000 to $24.8 million for the three months ended September 30, 2015, compared to the three months ended September 30, 2014, primarily due to $922,000 of severance and retention expense associated with the Team Capital acquisition in the third quarter of 2014 and a decrease in stock-based compensation expense. These decreases were partially offset by increases in salary expense associated with the addition of former MDE employees, annual merit increases and increased employee medical and retirement benefit costs. Partially offsetting these decreases in non-interest expense, net occupancy costs increased $236,000 to $6.2 million for the quarter ended September 30, 2015, compared to same quarter in 2014, due to increases in depreciation expense and real estate taxes, partially offset by lower facility maintenance costs. Also, FDIC insurance costs increased $132,000 to $1.3 million for the three months ended September 30, 2015, compared to the same period in 2014, due to an increase in total assets subject to assessment.
The Company’s annualized core non-interest expense as a percentage of average assets(1) was 1.97% for the quarter ended September 30, 2015, compared with 1.99% for the same period in 2014. The efficiency ratio (core non-interest expense divided by the sum of net interest income and core non-interest income)(1) was 58.42% for the quarter ended September 30, 2015, compared with 56.70% for the same period in 2014.
Non-interest expense for the nine months ended September 30, 2015 was $133.2 million, an increase of $5.5 million from the nine months ended September 30, 2014. Compensation and benefits expense increased $3.5 million to $73.4 million for the nine months ended September 30, 2015, compared to the nine months ended September 30, 2014, due to increased salary expense associated with new employees from both Team Capital and MDE, additional salary expense associated with annual merit increases, and an increase in the accrual for incentive compensation, partially offset by lower stock based compensation, severance and pension costs. Net occupancy costs increased $2.3 million, to $19.9 million for the nine months ended September 30, 2015, compared to same period in 2014, principally due to additional costs related to facilities acquired in the Team Capital acquisition and increased depreciation expense. The amortization of intangibles increased $1.3 million for the nine months ended September 30, 2015, compared with the same period in 2014, primarily due to increases in both the core deposit intangible and customer relationship intangible amortization related to the Team Capital and MDE acquisitions, respectively. Partially offsetting these increases in non-interest expense, data processing expense decreased $1.2 million to $9.4 million for the nine months ended September 30, 2015, compared to $10.6 million for the same period in 2014, principally due to $2.1 million of non-recurring core system contract termination costs related to the Team Capital acquisition in 2014, partially offset by increased software maintenance costs and telecommunication expenses. Advertising and promotion expense decreased $687,000 to $2.7 million for the nine months ended September 30, 2015, compared to $3.4 million for the same period in 2014, largely due to post-merger promotional activities within the former Team Capital markets in 2014.
Asset Quality
The Company’s total non-performing loans at September 30, 2015 were $39.6 million, or 0.62% of total loans, compared with $46.1 million, or 0.73% of total loans at June 30, 2015 and $64.1 million, or 1.07% of total loans at September 30, 2014. The $6.4 million decrease in non-performing loans at September 30, 2015, compared with the trailing quarter, was due to a $14.7 million decrease in non-performing commercial mortgage loans and an $85,000 decrease in non-performing residential mortgages, partially offset by a $6.1 million increase in non-performing commercial loans, a $2.1 million increase in non-performing construction loans and a $165,000 increase in non-performing consumer loans. At September 30, 2015, impaired loans totaled $67.9 million with related specific reserves of $2.4 million, compared with impaired loans totaling $83.0 million with related specific reserves of $2.7 million at June 30, 2015. At September 30, 2014, impaired loans totaled $93.5 million with related specific reserves of $8.3 million. Non-performing loans do not include purchased credit impaired ("PCI") loans acquired from Team Capital. At September 30, 2015, PCI loans totaled $3.7 million, compared to $3.8 million at June 30, 2015.
At September 30, 2015, the Company’s allowance for loan losses was 0.94% of total loans, a decrease from 0.95% at June 30, 2015, and a decrease from 1.06% of total loans at September 30, 2014. The decline in this ratio from the quarter ended September 30, 2014, was the result of an overall improvement in asset quality, including continued

declines in non-performing and delinquent loans. The Company recorded provisions for loan losses of $1.4 million and $3.1 million for the three and nine months ended September 30, 2015, respectively, compared with provisions of $1.5 million and $3.4 million for the three and nine months ended September 30, 2014, respectively. For the three and nine months ended September 30, 2015, the Company had net charge-offs of $560,000 and $4.4 million, respectively, compared with net charge-offs of $2.0 million and $4.7 million, respectively, for the same periods in 2014. The allowance for loan losses decreased $1.3 million to $60.5 million at September 30, 2015, from $61.7 million at December 31, 2014.
At September 30, 2015, the Company held $10.1 million of foreclosed assets, compared with $5.1 million at December 31, 2014. Foreclosed assets at September 30, 2015 consisted primarily of $5.4 million of commercial real estate and $4.6 million of residential real estate. Total non-performing assets at September 30, 2015 declined $9.2 million, or 15.6%, to $49.8 million, or 0.56% of total assets, from $59.0 million, or 0.69% of total assets at December 31, 2014.
Income Tax Expense
For the three and nine months ended September 30, 2015, the Company’s income tax expense was $9.0 million and $27.0 million, respectively, compared with $7.9 million and $21.8 million, for the three and nine months ended September 30, 2014, respectively. The increase in income tax expense was a function of growth in pre-tax income for the three and nine months ended September 30, 2015. The Company’s effective tax rates were 30.5% and 30.3% for the three and nine months ended September 30, 2015, respectively, compared with 29.4% for both the three and nine months ended September 30, 2014, as a greater proportion of income was derived from taxable sources in the current year periods.
About the Company
Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. The Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, October 30, 2015 regarding highlights of the Company’s third quarter financial results. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, or supplemented by its quarterly reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Footnotes
(1) Core earnings, tangible book value per share, return on average tangible equity, annualized core non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes on pages 10 and 11 which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
September 30, 2015 (Unaudited) and December 31, 2014
(Dollars in Thousands)

Assets	September 30, 2015	December 31, 2014

Cash and due from banks	$127,105	$102,484
Short-term investments	1,328	1,278
Total cash and cash equivalents	128,433	103,762

Securities available for sale, at fair value	994,771	1,074,395
Investment securities held to maturity (fair value of $482,495 at September 30, 2015 (unaudited) and $482,473 at December 31, 2014)	471,723	469,528
Federal Home Loan Bank Stock	78,974	69,789
Loans	6,430,944	6,085,505
Less allowance for loan losses	60,464	61,734
Net loans	6,370,480	6,023,771
Foreclosed assets, net	10,128	5,098
Banking premises and equipment, net	90,395	92,990
Accrued interest receivable	24,234	25,228
Intangible assets	429,001	404,422
Bank-owned life insurance	181,625	177,712
Other assets	78,824	76,682
Total assets	$8,858,588	$8,523,377

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$4,083,741	$3,971,487
Savings deposits	982,815	995,347
Certificates of deposit of $100,000 or more	328,734	342,072
Other time deposits	430,323	483,617
Total deposits	5,825,613	5,792,523
Mortgage escrow deposits	24,120	21,649
Borrowed funds	1,760,628	1,509,851
Other liabilities	64,254	55,255
Total liabilities	7,674,615	7,379,278

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 65,378,205 outstanding at September 30, 2015 and 64,905,905 outstanding at December 31, 2014	832	832
Additional paid-in capital	999,236	995,053
Retained earnings	495,673	465,276
Accumulated other comprehensive income	2,098	29
Treasury stock	(270,502)	(271,779)
Unallocated common stock held by the Employee Stock Ownership Plan	(43,364)	(45,312)
Common Stock acquired by the Directors' Deferred Fee Plan	(6,708)	(7,113)
Deferred Compensation - Directors' Deferred Fee Plan	6,708	7,113
Total stockholders' equity	1,183,973	1,144,099
Total liabilities and stockholders' equity	$8,858,588	$8,523,377

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three and Nine Months Ended September 30, 2015 and 2014 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Interest income:
Real estate secured loans	$44,541	$43,837	$131,424	$122,770
Commercial loans	13,767	13,961	40,875	36,056
Consumer loans	5,646	6,106	17,234	17,637
Securities available for sale and Federal Home Loan Bank stock	5,672	6,410	17,708	20,155
Investment securities held to maturity	3,368	3,323	10,150	8,899
Deposits, federal funds sold and other short-term investments	19	15	41	44
Total interest income	73,013	73,652	217,432	205,561

Interest expense:
Deposits	3,639	4,054	10,851	11,479
Borrowed funds	6,827	6,629	20,432	18,511
Total interest expense	10,466	10,683	31,283	29,990
Net interest income	62,547	62,969	186,149	175,571
Provision for loan losses	1,400	1,500	3,100	3,400
Net interest income after provision for loan losses	61,147	61,469	183,049	172,171

Non-interest income:
Fees	6,230	6,126	19,465	16,002
Wealth management income	4,750	2,386	12,405	6,984
Bank-owned life insurance	1,247	1,349	3,913	4,228
Net gain on securities transactions	5	487	650	247
Other income	(122)	961	2,922	2,291
Total non-interest income	12,110	11,309	39,355	29,752

Non-interest expense:
Compensation and employee benefits	24,784	24,947	73,399	69,921
Net occupancy expense	6,186	5,950	19,935	17,662
Data processing expense	3,239	5,029	9,425	10,587
FDIC Insurance	1,273	1,141	3,763	3,421
Amortization of intangibles	1,012	976	3,063	1,778
Advertising and promotion expense	598	1,281	2,740	3,427
Other operating expenses	6,522	6,509	20,845	20,898
Total non-interest expense	43,614	45,833	133,170	127,694
Income before income tax expense	29,643	26,945	89,234	74,229
Income tax expense	9,034	7,913	27,027	21,817
Net income	$20,609	$19,032	$62,207	$52,412

Basic earnings per share	$0.33	$0.30	$0.99	$0.88
Average basic shares outstanding	63,034,185	62,440,310	62,868,745	59,670,773

Diluted earnings per share	$0.33	$0.30	$0.99	$0.88
Average diluted shares outstanding	63,198,299	62,559,207	63,029,389	59,804,205

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
STATEMENTS OF INCOME:
Net interest income	$62,547	$62,969	$186,149	$175,571
Provision for loan losses	1,400	1,500	3,100	3,400
Non-interest income	12,110	11,309	39,355	29,752
Non-interest expense	43,614	45,833	133,170	127,694
Income before income tax expense	29,643	26,945	89,234	74,229
Net income	20,609	19,032	62,207	52,412
Diluted earnings per share	$0.33	$0.30	$0.99	$0.88
Interest rate spread	3.01%	3.18%	3.06%	3.15%
Net interest margin	3.13%	3.30%	3.18%	3.27%

PROFITABILITY:
Annualized return on average assets	0.93%	0.90%	0.96%	0.89%
Annualized return on average equity	6.93%	6.68%	7.11%	6.53%
Annualized return on average tangible equity (3)	10.93%	10.42%	11.12%	10.08%
Annualized core non-interest expense to average assets (4)	1.97%	1.99%	2.05%	2.03%
Efficiency ratio (5)	58.42%	56.70%	58.87%	58.76%

ASSET QUALITY:
Non-accrual loans			$39,634	$64,072
90+ and still accruing			—	—
Non-performing loans			39,634	64,072
Foreclosed assets			10,128	6,334
Non-performing assets			49,762	70,406
Non-performing loans to total loans			0.62%	1.07%
Non-performing assets to total assets			0.56%	0.86%
Allowance for loan losses			$60,464	$63,330
Allowance for loan losses to total non-performing loans			152.56%	98.84%
Allowance for loan losses to total loans			0.94%	1.06%

AVERAGE BALANCE SHEET DATA:
Assets	$8,776,667	$8,409,821	$8,640,000	$7,907,902
Loans, net	6,282,018	5,872,538	6,154,229	5,483,627
Earning assets	7,890,101	7,555,954	7,769,306	7,117,805
Core deposits	5,067,217	4,960,764	5,029,289	4,658,496
Borrowings	1,684,659	1,402,791	1,580,080	1,300,310
Interest-bearing liabilities	6,377,944	6,191,876	6,302,058	5,840,237
Stockholders' equity	1,180,426	1,130,232	1,169,134	1,073,487
Average yield on interest-earning assets	3.66%	3.86%	3.72%	3.84%
Average cost of interest-bearing liabilities	0.65%	0.68%	0.66%	0.69%

LOAN DATA:
Mortgage loans:
Residential			$1,258,009	$1,237,629
Commercial			1,777,193	1,687,520
Multi-family			1,193,730	942,666
Construction			302,302	236,533
Total mortgage loans			4,531,234	4,104,348
Commercial loans			1,325,077	1,250,921
Consumer loans			575,715	612,748
Total gross loans			6,432,026	5,968,017
Premium on purchased loans			5,711	4,895
Unearned discounts			(44)	(54)
Net deferred			(6,749)	(6,660)
Total loans			$6,430,944	$5,966,198

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures - (Dollars in Thousands, except share data)

(1) Core Earnings
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net interest income	$62,547	$62,969	$186,149	$175,571
Provision for loan losses	1,400	1,500	3,100	3,400
Net interest income after provision for loan losses	61,147	61,469	183,049	172,171

Non-interest income	12,110	11,309	39,355	29,752
Less: Gain on prepayment of acquired borrowings	—	—	—	486
Core non-interest income	12,110	11,309	39,355	29,266

Non-interest expense	43,614	45,833	133,170	127,694
Less: Acquisition expense	—	3,714	413	5,996
Less: Lump sum pension distribution costs	—	—	—	1,336
Core non-interest expense	43,614	42,119	132,757	120,362

Income taxes	9,034	7,913	27,027	21,817
Income tax effect of non-core items	—	1,517	166	2,553
Core earnings	$20,609	$21,229	$62,454	$56,705
Core diluted earnings per share	$0.33	$0.34	$0.99	$0.95

(2) Book and Tangible Book Value per Share
			At September 30,
			2015	2014
Total stockholders' equity			$1,183,973	$1,129,042
Less: total intangible assets			429,001	404,948
Total tangible stockholders' equity			$754,972	$724,094

Shares outstanding			65,378,205	64,887,339

Book value per share (total stockholders' equity/shares outstanding)			$18.11	$17.40
Tangible book value per share (total tangible stockholders' equity/shares outstanding)			$11.55	$11.16

(3) Return on Average Tangible Equity
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Total average stockholders' equity	$1,180,426	$1,130,232	$1,169,134	$1,073,487
Less: total average intangible assets	432,472	405,345	421,418	378,621
Total average tangible stockholders' equity	$747,954	$724,887	$747,716	$694,866

Net income	$20,609	$19,032	$62,207	$52,412
Annualized return on average tangible equity (net income/total average stockholders' equity)	10.93%	10.42%	11.12%	10.08%

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures - Continued (Dollars in Thousands, except share data)

(4) Annualized Core Non-Interest Expense/Average Assets Calculation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Annualized core non-interest expense	$173,034	$167,103	$177,496	$160,924
Average assets	8,776,667	8,409,821	8,640,000	7,907,902
Core non-interest expense/average assets	1.97%	1.99%	2.05%	2.03%

(5) Efficiency Ratio Calculation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net interest income	$62,547	$62,969	$186,149	$175,571
Core non-interest income	12,110	11,309	39,355	29,266
Total core income	74,657	74,278	225,504	204,837

Core non-interest expense	43,614	42,119	132,757	120,362
Core expense/core income	58.42%	56.70%	58.87%	58.76%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	September 30, 2015			June 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$30,006	$19	0.25%	$17,374	$10	0.25%
Federal funds sold and other short-term investments	1,532	—	0.05%	1,512	—	0.03%
Investment securities (1)	473,371	3,368	2.85%	473,954	3,386	2.86%
Securities available for sale	1,028,918	4,927	1.92%	1,037,516	5,036	1.94%
Federal Home Loan Bank stock	74,256	745	3.98%	72,758	699	3.85%
Net loans: (2)
Total mortgage loans	4,451,332	44,541	3.95%	4,326,843	43,594	4.01%
Total commercial loans	1,250,172	13,767	4.34%	1,228,062	13,669	4.44%
Total consumer loans	580,514	5,646	3.86%	594,708	5,794	3.90%
Total net loans	6,282,018	63,954	4.02%	6,149,613	63,057	4.08%
Total Interest-Earning Assets	$7,890,101	$73,013	3.66%	$7,752,727	$72,188	3.71%

Non-Interest Earning Assets:
Cash and due from banks	84,571			78,868
Other assets	801,995			798,484
Total Assets	$8,776,667			$8,630,079

Interest-Bearing Liabilities:
Demand deposits	$2,930,631	$2,033	0.28%	$2,953,559	$1,993	0.27%
Savings deposits	989,188	264	0.11%	988,415	259	0.11%
Time deposits	773,466	1,342	0.69%	794,336	1,372	0.69%
Total Deposits	4,693,285	3,639	0.31%	4,736,310	3,624	0.31%

Borrowed funds	1,684,659	6,827	1.61%	1,560,757	6,890	1.77%
Total Interest-Bearing Liabilities	6,377,944	10,466	0.65%	6,297,067	10,514	0.67%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,147,398			1,096,114
Other non-interest bearing liabilities	70,899			67,257
Total non-interest bearing liabilities	1,218,297			1,163,371
Total Liabilities	7,596,241			7,460,438
Stockholders' equity	1,180,426			1,169,641
Total Liabilities and Stockholders' Equity	$8,776,667			$8,630,079

Net interest income		$62,547			$61,674

Net interest rate spread			3.01%			3.04%
Net interest-earning assets	$1,512,157			$1,455,660

Net interest margin (3)			3.13%			3.17%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.24x			1.23x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.
Interest-Earning Assets:
Securities	2.26%	2.28%	2.38%	2.35%	2.32%
Net loans	4.02%	4.08%	4.16%	4.27%	4.30%
Total interest-earning assets	3.66%	3.71%	3.78%	3.85%	3.86%

Interest-Bearing Liabilities:
Total deposits	0.31%	0.31%	0.31%	0.32%	0.34%
Total borrowings	1.61%	1.77%	1.82%	1.81%	1.87%
Total interest-bearing liabilities	0.65%	0.67%	0.67%	0.67%	0.68%

Interest rate spread	3.01%	3.04%	3.11%	3.18%	3.18%
Net interest margin	3.13%	3.17%	3.24%	3.30%	3.30%

Ratio of interest-earning assets to interest-bearing liabilities	1.24x	1.23x	1.23x	1.22x	1.22x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	September 30, 2015			September 30, 2014
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$22,114	$41	0.25%	$23,310	$44	0.25%
Federal funds sold and other short term investments	1,399	—	0.04%	1,382	—	0.02%
Investment securities (1)	473,566	10,150	2.86%	404,556	8,899	2.93%
Securities available for sale	1,045,938	15,401	1.96%	1,142,296	18,353	2.14%
Federal Home Loan Bank stock	72,060	2,307	4.28%	62,634	1,802	3.85%
Net loans: (2)
Total mortgage loans	4,330,326	131,424	4.02%	3,850,929	122,770	4.23%
Total commercial loans	1,230,402	40,875	4.41%	1,041,135	36,056	4.60%
Total consumer loans	593,501	17,234	3.88%	591,563	17,637	3.99%
Total net loans	6,154,229	189,533	4.09%	5,483,627	176,463	4.27%
Total Interest-Earning Assets	$7,769,306	$217,432	3.72%	$7,117,805	$205,561	3.84%

Non-Interest Earning Assets:
Cash and due from banks	79,853			70,031
Other assets	790,841			720,066
Total Assets	$8,640,000			$7,907,902

Interest-Bearing Liabilities:
Demand deposits	$2,942,981	$5,937	0.27%	$2,767,987	$5,717	0.28%
Savings deposits	986,756	768	0.10%	956,109	677	0.09%
Time deposits	792,241	4,146	0.70%	815,831	5,085	0.83%
Total Deposits	4,721,978	10,851	0.31%	4,539,927	11,479	0.34%
Borrowed funds	1,580,080	20,432	1.73%	1,300,310	18,511	1.90%
Total Interest-Bearing Liabilities	$6,302,058	$31,283	0.66%	$5,840,237	$29,990	0.69%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,099,552			934,400
Other non-interest bearing liabilities	69,256			59.778
Total non-interest bearing liabilities	1,168,808			994,178
Total Liabilities	7,470,866			6,834,415
Stockholders' equity	1,169,134			1,073,487
Total Liabilities and Stockholders' Equity	$8,640,000			$7,907,902

Net interest income		$186,149			$175,571

Net interest rate spread			3.06%			3.15%
Net interest-earning assets	$1,467,248			$1,277,568

Net interest margin (3)			3.18%			3.27%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.23x			1.22x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Nine Months Ended
	9/30/15	9/30/14	9/30/13
Interest-Earning Assets:
Securities	2.33%	2.37%	2.22%
Net loans	4.09%	4.27%	4.41%
Total interest-earning assets	3.72%	3.84%	3.86%

Interest-Bearing Liabilities:
Total deposits	0.31%	0.34%	0.41%
Total borrowings	1.73%	1.90%	2.08%
Total interest-bearing liabilities	0.66%	0.69%	0.68%

Interest rate spread	3.06%	3.15%	3.18%
Net interest margin	3.18%	3.27%	3.30%

Ratio of interest-earning assets to interest-bearing liabilities	1.23x	1.22x	1.21x